SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

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                      SHOREWOOD PACKAGING CORPORATION
              (Name of Registrant as Specified in Its Charter)

                        ---------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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 FOR IMMEDIATE RELEASE:

 CONTACTS:

 Sard Verbinnen & Co.
 David Reno/Paul Caminiti
 (212) 687-8080

                    SHOREWOOD SENDS LETTER TO CHESAPEAKE
         _________________________________________________________

      NEW YORK, DECEMBER 21, 1999 - Shorewood Packaging Corporation
 (NYSE: SWD) today sent the following letter to Tom Johnson, President and Chief Executive Officer of Chesapeake Corporation (NYSE: CSK):

 December 21, 1999

 Mr. Thomas H. Johnson
 President and Chief Executive Officer
 Chesapeake Corporation
 1021 E. Cary Street
 Richmond, Virginia 21218

 Dear Tom:

      I have read your letter dated December 17, 1999.

      You are correct that our Board of Directors has authorized management and our financial advisors to explore alternatives available to Shorewood to enhance stockholder value. I understand that despite your commencement of a highly conditional, inadequate tender offer, you now seek to have discussions with us regarding your offer. We decline your request for a meeting for the following reasons:

      The current Chesapeake offer has been found by Shorewood's Board of Directors to be inadequate; among other factors, it represents a 15% to 20% discount to analysts' short-term trading targets for Shorewood shares.

      We believe that Section 203 of the Delaware corporate law effectively prevents Chesapeake from completing a merger with Shorewood for at least three years.

      We are concerned that the inadequate offer you have made is also highly conditional. For example, Chesapeake's proposed bank financing does not appear to contemplate the situation where Chesapeake could be a majority stockholder with fiduciary duties to the minority, which would preclude it from utilizing Shorewood's cash for its own use and otherwise consolidating operations. Although Chesapeake has stated that it is a "willing" buyer, we question whether it is financially "ready" or "able."

     As fiduciaries, we consider the best interests of all stockholders. In this regard we seek value and certainty on behalf of the entire stockholder base and are reluctant to support any transaction which is fraught with serious contingencies.

      Due to concerns regarding the inadequacy of your offer, your conditional financing and completion risks, we do not believe it is in the best interests of our stockholders to pursue your inadequate proposal.

                                  Sincerely,

                                  /s/ Marc P. Shore

                                  Marc P. Shore


      Shorewood Packaging Corporation is a leading value-added provider of high quality printing and paperboard packaging for the music, computer software, cosmetics and toiletries, food, home video, tobacco and general consumer markets in North America and China, with 16 plants in the United States, Canada and China.

                                   # # #

      Certain statements included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically identified by their inclusion of phrases such as "Shorewood anticipates," "Shorewood believes"' and other phrases of similar meaning. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Shorewood to be materially different from any future results, performance or achievements expressed or implied by such forward-looking state-ments. Such factors include, among others: general economic and business condi-tions; competition; political changes in international markets; raw material and other operating costs; costs of capital equipment; changes in foreign currency exchange rates; changes in business strategy or expansion plans; the results of continuing environmental compliance testing and monitoring; quality of management; availabil-ity, terms and development of capital; fluctuating interest rates and other factors referenced in this release and in Shorewood's Annual Report on Form 10-K and quarterly reports on Form 10-Q.

      THIS PRESS RELEASE DOES NOT CONSTITUTE A SOLICITATION TO REVOKE CONSENTS IN CONNECTION WITH THE CONSENT SOLICITA-TION OF CHESAPEAKE CORPORATION. ANY SUCH SOLICITATION WILL BE MADE ONLY BY MEANS OF SEPARATE CONSENT SOLICITATION MATERIALS COMPLYING THE REQUIREMENTS OF SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                CERTAIN INFORMATION CONCERNING PARTICIPANTS

      Shorewood Packaging Corporation ("Shorewood") and certain other persons named below may be deemed to be participants in the solicitation of revocations of consents in response to the consent solicitation being conducted by Chesapeake Corporation ("Chesapeake"). The participants in this solicitation may include: (i) the directors of Shorewood (Marc P. Shore (Chairman of the Board and Chief Executive Officer), Howard M. Liebman (President and Chief Financial Officer), Leonard Verebay (Executive Vice President), Andrew N. Shore (Vice President and General Counsel), Kevin J. Bannon, Sharon R. Fairley, Virginia A. Kamsky, R. Timothy O'Donnell and William P. Weidner; and (ii) William H. Hogan (Senior Vice Presi-dent, Finance and Corporate Controller). As of the date of this communication, the number of shares of common stock, par value $0.01 per share ("Common Stock"), beneficially owned by the Shorewood participants (including shares subject to stock options exercisable within 60 days) is as follows: Marc P. Shore (4,750,485), Howard M. Liebman (233,269), Leonard
 J. Verebay (500,180), Andrew N. Shore (169,052), Kevin J. Bannon (33,000), Virginia A. Kamsky (4,500), R. Timothy O'Donnell (326,118); William P. Weidner (57,000); and William H. Hogan (30,500).

      Shorewood has retained Bear, Stearns & Co. Inc. ("Bear Stearns") and Jefferson Capital Group, Ltd. ("Jefferson Capital") to act as its co-financial advisors in connection with the tender offer (the "Offer") by Chesapeake and its wholly owned subsidiary, Sheffield, Inc., to purchase shares of Common Stock for $17.25 per share net to the seller in cash, for which Bear Stearns and Jefferson Capital may receive substantial fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, Shorewood has agreed to indemnify Bear Stearns, Jefferson Capital and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, arising out of their engagement. Neither Bear Stearns nor Jefferson Capital admit that they or any of their partners, directors, officers, employees, affiliates or controlling persons, if any, is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the solicitation of consent revocations, or that Schedule 14A requires the disclosure of certain information concerning Bear Stearns and Jefferson Capital, respectively.

      In connection with Bear Stearns' role as co-financial advisor to Shorewood, Bear Stearns and the following investment banking employees of Bear Stearns may communicate in person, by telephone or otherwise with a limited number of institu-tions, brokers or other persons who are stockholders of Shorewood and may solicit consent revocations therefrom:
 Terence Cryan (Senior Managing Director), Charles Edelman (Senior Managing Director), Mark A. Van Lith (Managing Director) and Karen Duffy (Vice
 President).   Bear Stearns engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of its business Bear Stearns may trade securities of Shorewood for its own account and the accounts of its customers, and accordingly, may at any time hold a long or short position in such securities. Bear Stearns has informed Shorewood that, as of the date hereof, Bear Stearns held no shares of Common Stock for its own account. Bear Stearns and certain of its affiliates may have voting and dispositive power with respect to certain shares of Common Stock held in asset management, brokerage and other accounts. Bear Stearns and such affiliates disclaim beneficial ownership of such shares of Common Stock.

      In connection with Jefferson Capital's role as co-financial advisor to Shorewood, Jefferson Capital and the following investment banking employees of Jefferson Capital may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Shorewood and may solicit consent revocations therefrom: R. Timothy O'Donnell (President) and Louis W. Moelchert (Vice President). R. Timothy O'Donnell is the beneficial owner of 276,118 shares of Common Stock. Louis W. Moelchert is the beneficial owner of 1,500 shares of Common Stock. Jefferson Capital has informed Shorewood that, as of the date hereof, it held 22,231 shares of Common Stock in its investment account.